UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2012

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2012, CorMedix Inc., a Delaware corporation (the “Company”) received notice from the NYSE Amex LLC (“NYSE Amex”) indicating that the Company is not in compliance with certain of the NYSE Amex continued listing standards. Specifically, the NYSE Amex has notified the Company that it is not in compliance with Section 1003(a)(iv) of the NYSE Amex Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the NYSE Amex, as to whether such company will be able to continue operations and/or meet its obligations as they mature.

In order for the Company to maintain its NYSE Amex listing, the Company must submit a plan on or before May 21, 2012, advising the NYSE Amex of the actions it has taken, or will take, that will bring the Company into compliance with Section 1003(a)(iv) by August 22, 2012. The plan shall include specific milestones, quarterly financial projections, and details related to any strategic initiatives the Company plans to complete.

The Company has informed the NYSE Amex that it intends to submit such a plan. If the Company fails to submit such a plan or if the plan is not accepted, the NYSE Amex may initiate delisting proceedings. If the NYSE Amex accepts the Company’s plan, the Company may be able to continue its listing for the period ending August 22, 2012 during which time the Company will be subject to periodic reviews to determine if it is making progress consistent with the plan. If the Company does not regain compliance with Section 1003(a)(iv) by August 22, 2012, then the NYSE Amex may initiate delisting procedures. There can be no assurance that such plan will be acceptable to the NYSE Amex or that if such plan is acceptable to the NYSE Amex, that the Company will be able to make progress consistent with such plan. The Company may appeal a staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the NYSE Amex Company Guide.

On April 24, 2012, the Company issued a press release announcing its receipt from the NYSE Amex of notice of the Company’s failure to satisfy a continued listing standard. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

Exhibit 99.1                                Press release dated April 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 24, 2012	CORMEDIX INC.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Operating Officer and Chief Financial Officer